                                                                                               EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements (No. 333-57695, 333-48678, 333-72680, 333-82684, 333-112553 and 333-133606) on Form S-8 of Mobius Management Systems, Inc. of our report dated September 11, 2006 relating to the financial statements and financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Stamford, CT
September 11, 2006